Part III

Explanatory note: EthicStream Inc. has prepared this Form 1-A/A solely for the purpose of amending Exhibit 11.1 to correct a reference to the applicable securities offering form.

Index to Exhibits/Description of Exhibits

Exhibit Number	Description

1.1	Broker-dealer agreement with DealMaker Securities LLC
2.1	Certificate of Incorporation
2.2	Amended and Restated Certificate of Incorporation
2.3	Bylaws
4.1	Form of Subscription Agreement
6.1	Letter of Intent with CarbonEthic Holdings, Inc.
6.2	Terms of Service Agreement with Novation Solutions, Inc.
6.3	Services Agreement with DealMaker Reach LLC
11.1	Consent of Assurance Dimensions, LLC
12.1	Legal Opinion of Ross Law Group, PLLC

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, Connecticut, on February 6, 2023.

ETHICSTREAM INC.

By:	/s/ Joshua Soloway
Name:	Joshua Soloway
Title:	CEO (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed on February 6, 2023 by the following persons in the capacities indicated.

/s/ Joshua Soloway
Name:	Joshua Soloway
Title:	CEO and Director

/s/ Michael Brent Tolmie
Name:	Michael Brent Tolmie
Title:	Chairman and Director

Name:	Martin Prescott
Title:	Director

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